                                                SUB-SUB-ADVISORY AGREEMENT
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THIS INTERIM AGREEMENT is between Fred Alger Management,  Inc. (the  "Sub-Adviser")  and Massachusetts  Financial  Services
Company (the "Sub-Sub-Adviser").

                                                    W I T N E S S E T H
                                                    - - - - - - - - - -

WHEREAS,  the Sub-Adviser and the  Sub-Sub-Adviser  each is an investment adviser registered under the Investment  Advisers
Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  American  Skandia Trust (the "Trust") is a  Massachusetts  business  trust  organized  with one or more series of shares and is  registered  as an open-end  management  investment  company  under the  Investment  Company Act of 1940,  as amended (the "ICA"); and

WHEREAS,  American Skandia  Investment  Services,  Inc. (the  "Investment  Manager"),  the investment  manager of the Trust engaged the  Sub-Adviser to act as the interim  sub-adviser for the AST Alger All-Cap Growth  Portfolio (the  "Portfolio"),
one series of the Trust,  under the terms of an interim  sub-advisory  agreement,  dated September 17, 2001, with the Trust
(the "Sub-Advisory  Agreement"),  which agreement permits the Sub-Adviser to engage the  Sub-Sub-Adviser for the Portfolio;
and

WHEREAS, the Sub-Adviser,  acting pursuant to the Sub-Advisory  Agreement,  wishes to engage the Sub-Sub-Adviser to provide investment advice and other investment services set forth below.

NOW, THEREFORE, the Sub-Adviser and the Sub-Sub-Adviser agree as follows:

1.       Investment Services.  The Sub-Sub-Adviser  will implement a continuous  investment program for the Portfolio under
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the  general  oversight  of  the  Sub-Adviser.   The  appropriate  officers  and  employees  of  the  Sub-Adviser  and  the
Sub-Sub-Adviser  will be  available  to consult  with the  Investment  Manager,  the Trust and the Board of Trustees of the
Trust (the  "Trustees") at reasonable  times and upon  reasonable  notice  concerning the business of the Trust,  including valuations of securities  which are not registered  for public sale,  not traded on any securities  market or otherwise may be  deemed  illiquid  for  purposes  of  the  ICA;  provided  it  is  understood  that  neither  the  Sub-Adviser  nor  the
Sub-Sub-Adviser is responsible for daily pricing of the Portfolio's assets.

         Subject to the supervision and control of the Investment Manager,  which in turn is subject to the supervision and control of the Trustees,  the  Sub-Sub-Adviser  in its  discretion  will  determine  which issuers and  securities  will be purchased,  held, sold or exchanged by the Portfolio or otherwise represented in the Portfolio's  investment portfolio from time to time  and,  subject  to the  provisions  of  paragraph  3 of this  Agreement,  will  place  orders  with  and  give instructions  to  brokers,  dealers  and  others for all such  transactions  and cause such  transactions  to be  executed.
Custody of the  Portfolio  will be  maintained  by a custodian  bank (the  "Custodian")  and the  Investment  Manager  will authorize  the  Custodian  to  honor  orders  and  instructions  by  employees  of the  Sub-Sub-Adviser  designated  by the
Sub-Sub-Adviser  to settle  transactions  in respect of the Portfolio.  No assets may be withdrawn from the Portfolio other than for  settlement  of  transactions  on behalf of the Portfolio  except upon the written  authorization  of  appropriate officers of the Trust who shall have been certified as such by proper authorities of the Trust prior to the withdrawal.

         The  Sub-Sub-Adviser  will not be  responsible  for the  provision of  administrative,  bookkeeping  or accounting services to the Portfolio except as specifically  provided herein,  as required by the ICA or the Advisers Act or as may be necessary for the  Sub-Sub-Adviser to supply to the Investment Manager,  the Portfolio or the Portfolio's  shareholders the information  required  to  be  provided  by  the  Sub-Sub-Adviser  hereunder.  Any  records  maintained  hereunder  by  the
Sub-Sub-Adviser  pursuant to the ICA or the Advisers Act shall be the property of the  Portfolio  and shall be  surrendered by the  Sub-Sub-Adviser  to the Trust or the Investment  Manager promptly upon request,  provided that the  Sub-Sub-Adviser may retain copies of those records.

         In furnishing the services under this Agreement,  the Sub-Sub-Adviser will comply with and use its best efforts to enable the  Portfolio to conform to the  requirements  of: (i) the ICA and the  regulations  promulgated  thereunder;  (ii)
Subchapters L and M (including,  respectively,  Section 817(h) and Sections 851(b)(1), (2) and (3)) of the Internal Revenue
Code and the  regulations  promulgated  thereunder;  (iii) other  applicable  provisions  of state or federal law; (iv) the
Agreement  and  Declaration  of Trust and  By-laws of the  Trust;  (v)  policies  and  determinations  of the Trust and the
Investment Manager provided to the Sub-Adviser in writing;  (vi) the fundamental and  non-fundamental  investment  policies and restrictions  applicable to the Portfolio,  as set out in the Registration  Statement in effect,  or as such investment policies  and  restrictions  from  time  to time  may be  amended  by the  Portfolio's  shareholders  or the  Trustees  and communicated to the  Sub-Sub-Adviser  in writing;  (vii) the Registration  Statement;  and (viii) investment  guidelines or other instructions  received in writing from the Investment  Manager.  Notwithstanding  the foregoing,  the Sub-Sub-Adviser shall have no responsibility  to comply with limitations or restrictions for which information from the Investment  Manager or its authorized agents is required to enable the  Sub-Sub-Adviser to comply with such limitations or restrictions  unless such  information  is provided to the  Sub-Sub-Adviser  in writing.  The  Sub-Sub-Adviser  shall  supervise and monitor the activities of its representatives, personnel and agents in connection with the investment program of the Portfolio.

         Unless the  Sub-Adviser or the  Investment  Manager give the  Sub-Sub-Adviser  written  instructions  specifying a different  procedure  for voting  proxies,  the  Sub-Sub-Adviser  shall,  in good faith and in a manner that it  reasonably believes best serves the interests of the  Portfolio's  shareholders,  direct the  Portfolio's  custodian as to how to vote such  proxies as may be  necessary  or advisable in  connection  with any matters  submitted to a vote of  shareholders  of securities held by the Portfolio.

         The  Sub-Sub-Adviser  shall be responsible for the preparation and filing of Schedule 13G and Form 13-F reflecting the Portfolio's  securities  holdings.  The  Sub-Sub-Adviser  shall not be responsible for the preparation or filing of any other  reports  required of the  Portfolio by any  governmental  or  regulatory  agency,  except as expressly  agreed to in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Sub-Adviser,  at its expense,  will furnish all  necessary  investment
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facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Portfolio  Transactions.  In connection  with the  investment and  reinvestment  of the assets of the
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Portfolio,  the  Sub-Sub-Adviser  is  responsible  for the  selection  of  broker-dealers  to  execute  purchase  and  sale transactions  for the  Portfolio  in  conformity  with the  policy  regarding  brokerage  as set forth in the  Registration
Statement,  or as the Trustees may determine from time to time, as well as the  negotiation of brokerage  commission  rates
with  such  executing  broker-dealers.   Generally,  the  Sub-Sub-Adviser's  primary  consideration  in  placing  Portfolio investment  transactions  with  broker-dealers  for execution  will be to obtain,  and maintain the  availability  of, best execution at the best available price.

         Consistent  with  this  policy,  the  Sub-Sub-Adviser,  in  selecting  broker-dealers  and  negotiating  brokerage commission  rates,  will take all relevant factors into  consideration,  which may include:  the best price available;  the reliability,  integrity and financial  condition of the  broker-dealer;  the size of and difficulty in executing the order;
and the value of the expected  contribution  of the  broker-dealer  to the  investment  performance  of the  Portfolio on a continuing basis.  Subject to such policies and procedures as the Trustees may determine,  the  Sub-Sub-Adviser  shall have discretion  to  effect  investment  transactions  for  the  Portfolio  through  broker-dealers  (including,  to the  extent permissible under applicable law,  broker-dealers  affiliated with the Sub-Sub-Adviser)  qualified to obtain best execution of such transactions who provide brokerage and/or research  services,  as such services are defined in section 28(e) of the
Securities  Exchange Act of 1934, as amended (the "1934 Act"),  and to cause the  Portfolio to pay any such  broker-dealers an amount of commission  for effecting a portfolio  investment  transaction  in excess of the amount of commission  another broker-dealer  would have charged for effecting  that  transaction,  if the  Sub-Sub-Adviser  determines in good faith that such amount of commission is  reasonable  in relation to the value of the brokerage or research  services  provided by such broker-dealer,  viewed  in  terms of  either  that  particular  investment  transaction  or the  Sub-Sub-Adviser's  overall responsibilities  with respect to the Portfolio and other  accounts as to which the  Sub-Sub-Adviser  exercises  investment discretion  (as  such  term is  defined  in  section  3(a)(35)  of the  1934  Act).  Allocation  of  orders  placed  by the
Sub-Sub-Adviser  on  behalf of the  Portfolio  to such  broker-dealers  shall be in such  amounts  and  proportions  as the
Sub-Sub-Adviser  shall determine in good faith in conformity with its  responsibilities  under  applicable  laws, rules and regulations.  The  Sub-Sub-Adviser  will submit reports on such  allocations to the Sub-Adviser and the Investment  Manager regularly as requested by the  Sub-Adviser  or the  Investment  Manager,  in such form as may be mutually  agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

         Subject to the foregoing  provisions of this paragraph 3, the Sub-Sub-Adviser may also consider sales of shares of the Portfolio,  or may consider or follow  recommendations  of the  Sub-Adviser  or the  Investment  Manager that take such sales into account,  as factors in the  selection of  broker-dealers  to effect the  Portfolio's  investment  transactions.
Notwithstanding  the above,  nothing shall require the  Sub-Sub-Adviser  to use a  broker-dealer  which  provides  research services or to use a particular broker-dealer which the Sub-Adviser or the Investment Manager has recommended.

4.       Reports by the  Sub-Adviser.  The  Sub-Sub-Adviser  shall furnish the Investment  Manager  monthly,  quarterly and
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annual reports,  as may be mutually agreed  concerning the  transactions,  performance,  and compliance of the Portfolio so that the  Investment  Manager may review such matters and discuss the  management  of the  Portfolio.  The  Sub-Sub-Adviser shall permit the books and records  maintained with respect to the Portfolio to be inspected and audited by the Trust,  the
Sub-Adviser,  the Investment  Manager or their respective  agents at all reasonable times during normal business hours upon reasonable notice. The  Sub-Sub-Adviser  shall immediately notify the Sub-Adviser,  the Investment Manager and the Trust of
any legal process served upon it in connection  with its activities  hereunder,  including any legal process served upon it on behalf of the Investment  Manager,  the Portfolio or the Trust. The  Sub-Sub-Adviser  shall  reasonably  promptly notify the  Sub-Adviser  and  Investment  Manager of (1) any  changes in any  information  regarding  the  Sub-Sub-Adviser  or the investment program for the Portfolio required to be disclosed in the Trust's Registration  Statement,  or (2) any violation of any  requirement,  provision,  policy or restriction  that the Sub-adviser is aware of and required to comply with under
Section 1 of this Agreement.

5.       Compensation  of the  Sub-Sub-Adviser.  The amount of the  compensation to the  Sub-Sub-Adviser  is computed at an
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annual  rate.  The fee shall be  payable  monthly  in  arrears,  based on the  combined  average  daily  net  assets of the
Portfolio and the domestic equity series of the American Skandia Advisor Funds that is managed by the  Sub-Sub-Adviser  for each month, at the annual rate set forth in Exhibit A to this Agreement.

         In computing the fee to be paid to the  Sub-Sub-Adviser,  the net asset value of the Portfolio  shall be valued as set forth in the Registration  Statement.  If this Agreement is terminated,  the payment described herein shall be prorated to the date of termination.

         The  Investment  Manager,  the  Sub-Adviser  and the  Sub-Sub-Adviser  shall  not be  considered  as  partners  or participants in a joint venture.  The  Sub-Sub-Adviser  will pay its own expenses for the services to be provided  pursuant to this Agreement and will not be obligated to pay any expenses of the Sub-Adviser,  the Investment Manager,  the Portfolio
or the Trust. Except as otherwise  specifically  provided herein, the Sub-Adviser,  the Investment  Manager,  the Portfolio
and the Trust will not be obligated to pay any expenses of the Sub-Sub-Adviser.

6.       Delivery of Documents to the  Sub-Sub-Adviser.  The  Investment  Manager has  furnished the  Sub-Sub-Adviser  with
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true, correct and complete copies of each of the following documents:

         (a)      The Agreement and Declaration of Trust of the Trust, as in effect on the date hereof;

         (b)      The By-laws of the Trust, as in effect on the date hereof;

         (c)      The resolutions of the Trustees  approving the engagement of the Sub-Adviser as portfolio  manager of the
                  Portfolio and approving the form of this Agreement;

         (d)      The resolutions of the Trustees  selecting the Investment  Manager as investment manager to the Portfolio and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Trust and of the Investment Manager, as in effect on the date hereof; and

(g)      The Registration Statement; and

         (h)      A list of companies the  securities  of which are not to be bought or sold for the  Portfolio  (such list shall include each security name and CUSIP number,  SEDOL number and/or  applicable  ticker  symbol) and a list of affiliated brokers and underwriters for reporting transactions under Rules 17e-1 and 10f-3 under the ICA..

         The  Investment  Manager will furnish the  Sub-Sub-Adviser  from time to time with copies,  properly  certified or otherwise  authenticated,  of all amendments of or supplements to the foregoing,  if any. Such amendments or supplements as to items (a)  through  (f)  above  will be  provided  within 30 days of the time such  materials  become  available  to the
Investment  Manager.  Such  amendments or  supplements  as to item (h) above will be provided not later than the end of the business  day next  following  the date  such  amendments  or  supplements  become  known to the  Investment  Manager.  Any amendments or  supplements to the foregoing will not be deemed  effective with respect to the  Sub-Sub-Adviser  until three business  days  after  the  Sub-Sub-Adviser's  receipt  thereof.  The  Investment  Manager  will  provide  such  additional information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery  of  Documents  to the  Investment  Manager.  The  Sub-Sub-Adviser  has  furnished  the  Sub-Adviser  and
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Investment Manager with true, correct and complete copies of each of the following documents:

         (a)      The  Sub-Sub-Adviser's  Form ADV as filed with the  Securities  and  Exchange  Commission  as of the date hereof;

         (b)      The Sub-Sub-Adviser's most recent balance sheet;

         (c)      Separate lists of persons who the  Sub-Sub-Adviser  wishes to have authorized to give written and/or oral instructions to Custodians of Trust assets for the Portfolio; and

         (d)      The Code of Ethics of the Sub-Sub-Adviser, as in effect on the date hereof.

         The  Sub-Sub-Adviser  will furnish the Sub-Adviser and Investment Manager from time to time with copies,  properly certified or otherwise  authenticated,  of all amendments of or supplements  to the foregoing,  if any. Such  amendments or supplements  will be provided  within 30 days of the time such  materials  become  available  to the  Sub-Sub-Adviser.  Any amendments or  supplements  to the foregoing  will not be deemed  effective  with respect to the  Sub-Adviser or Investment
Manager until the  Sub-Adviser's and Investment  Manager's receipt thereof.  The  Sub-Sub-Adviser  will provide  additional information as the  Sub-Adviser  and Investment  Manager may reasonably  request in connection  with the  Sub-Sub-Adviser's performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto  understand  that any information or  recommendation  supplied by the
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Sub-Sub-Adviser  in connection with the performance of its obligations  hereunder is to be regarded as confidential and for use only by the Sub-Adviser,  the Investment Manager,  the Trust or such persons the Sub-Adviser and the Investment Manager may designate in connection  with the Portfolio,  who shall be under the same  obligation of  confidentiality.  The parties also  understand  that  any  information  supplied  to the  Sub-Sub-Adviser  in  connection  with  the  performance  of its obligations  hereunder,  particularly,  but not limited to, any list of securities  which may not be bought or sold for the
Portfolio,  is to be regarded as confidential and for use only by the  Sub-Sub-Adviser in connection with its obligation to provide investment advice and other services to the Portfolio.

9.       Representations  of the Parties.  Each party hereto hereby further  represents and warrants to the other that: (i)
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it is  registered as an  investment  adviser under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  and (ii) it will use its  reasonable  best efforts to maintain each such  registration  or license in effect at all times during the term of this  Agreement;  and (iii) it will promptly  notify the other if it ceases to be so  registered,  if its  registration  is suspended for any reason,  or if it is notified by any regulatory  organization or court of competent  jurisdiction that it should show cause why its  registration  should not be suspended or  terminated;  and (iv) it is duly  authorized  to enter into this Agreement and to perform its obligations hereunder.

         The  Sub-Sub-Adviser  further  represents  that it has adopted a written  Code of Ethics in  compliance  with Rule
17j-1(b)  of the ICA.  The  Sub-Sub-Adviser  shall be  subject to such Code of Ethics and shall not be subject to any other
Code of Ethics,  including the Sub-Adviser's and the Investment  Manager's Code of Ethics,  unless specifically  adopted by the  Sub-Sub-Adviser.  The Sub-Adviser further represents and warrants to the  Sub-Sub-Adviser  that (i) the appointment of the  Sub-Sub-Adviser  by the  Sub-Adviser  has been  duly  authorized  and (ii) it has acted  and will  continue  to act in connection with the transactions  contemplated  hereby,  and the transactions  contemplated  hereby are, in conformity with the ICA, the Trust's governing documents and other applicable law.

10.      Liability.  In the absence of willful  misfeasance,  bad faith,  gross  negligence  or reckless  disregard for its
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obligations hereunder, the Sub-Sub-Adviser shall not be liable to the Trust, the Portfolio,  the Portfolio's  shareholders, the  Sub-Adviser  or the  Investment  Manager  for any act or omission  resulting  in any loss  suffered by the Trust,  the
Portfolio,  the Portfolio's  shareholders,  the Sub-Adviser or the Investment  Manager in connection with any service to be provided  herein.  In no case will the  Sub-Sub-Adviser  be liable for any act or  omission  arising  prior to its  service hereunder.

11.      Other Activities of the  Sub-Sub-Adviser.  The Sub-Adviser agrees that the Sub-Sub-Adviser and any of its partners
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or employees,  and persons affiliated with the Sub-Sub-Adviser or with any such partner or employee,  may render investment management or advisory  services to other investors and  institutions,  and that such investors and  institutions  may own, purchase or sell,  securities  or other  interests in property  that are the same as,  similar to, or different  from those which are  selected  for  purchase,  holding or sale for the  Portfolio.  The  Sub-Adviser  further  acknowledges  that the
Sub-Sub-Adviser  shall be in all respects free to take action with respect to investments in securities or other  interests in property  that are the same as,  similar to, or  different  from those  selected for  purchase,  holding or sale for the
Portfolio.  The Sub-Adviser  understands that the Sub-Sub-Adviser  shall not favor or disfavor any of the Sub-Sub-Adviser's clients  or class of  clients  in the  allocation  of  investment  opportunities,  so that to the  extent  practical,  such opportunities  will be allocated among the  Sub-Sub-Adviser's  clients over a period of time on a fair and equitable basis.
Nothing in this Agreement  shall impose upon the  Sub-Sub-Adviser  any obligation (i) to purchase or sell, or recommend for purchase or sale,  for the  Portfolio any security  which the  Sub-Sub-Adviser,  its partners,  affiliates or employees may purchase or sell for the  Sub-Sub-Adviser  or such partner's,  affiliate's or employee's own accounts or for the account of any other  client of the  Sub-Sub-Adviser,  advisory  or  otherwise,  or (ii) to abstain  from the  purchase or sale of any security for the Sub-Sub-Adviser's  other clients,  advisory or otherwise,  which the Sub-Adviser or Investment Manager has placed on the list provided pursuant to paragraph 6(g) of this Agreement.

12.      Continuance  and  Termination.  This  Agreement  shall  remain in full force and effect for one hundred and twenty
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(120) days from the date hereof.

13.      Notification.  The Sub-Sub-Adviser  will notify the Sub-Adviser and Investment Manager within a reasonable time of
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any change in the personnel of the Sub-Sub-Adviser  with responsibility for making investment  decisions in relation to the
Portfolio  (the  "Portfolio  Manager(s)")  or  who  have  been  authorized  to  give  instructions  to the  Custodian.  The
Sub-Sub-Adviser  shall be responsible for reasonable  out-of-pocket  costs and expenses  incurred by the  Sub-Adviser,  the
Portfolio  or the Trust to amend or  supplement  the Trust's  Prospectus  to reflect a change in  Portfolio  Manager(s)  or otherwise  to comply  with the ICA,  the  Securities  Act of 1933,  as  amended  (the "1933  Act") or any other  applicable statute,  law, rule or regulation,  as a result of such change;  provided,  however,  that the Sub-Sub-Adviser shall not be responsible  for such costs and expenses where the change in Portfolio  Manager(s)  reflects the  termination of employment of the Portfolio  Manager(s) with the  Sub-Sub-Adviser  and its affiliates or is the result of a request by the Sub-Adviser or the Investment Manager or is due to other circumstances beyond the Sub-Adviser's control.

         Any notice,  instruction or other  communication  required or  contemplated by this Agreement shall be in writing.
All such  communications  shall be addressed to the  recipient at the address set forth below,  provided  that either party may, by notice, designate a different recipient and/or address for such party.

Sub-Adviser:               Fred Alger Management
                           30 Montgomery Street
                           Jersey City, New Jersey 07302
                           Attention: Gregory S. Duch, Executive Vice President

Sub-Sub-Adviser:  Massachusetts Financial Services Company
                           500 Boylston Street
                           Boston, Massachusetts  02116
                           Attention: James R. Bordewick, Jr., Esq.

Trust:                     American Skandia Trust
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Edward P. Macdonald, Esq.

14.      Indemnification.  The  Sub-Sub-Adviser  agrees to indemnify  and hold  harmless the  Sub-Adviser,  any  affiliated
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person within the meaning of Section 2(a)(3) of the ICA  ("affiliated  person") of the Sub-Adviser and each person,  if any who, within the meaning of Section 15 of the 1933 Act,  controls  ("controlling  person") the Sub-Adviser,  against any and all losses,  claims,  damages,  liabilities or litigation  (including  reasonable legal and other  expenses),  to which the
Sub-Adviser or such affiliated  person or controlling  person of the Sub-Adviser may become subject under the 1933 Act, the
ICA, the Advisers Act,  under any other  statute,  law,  rule or regulation at common law or otherwise,  arising out of the
Sub-Sub-Adviser's  responsibilities  hereunder (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross negligence by the Sub-Sub-Adviser,  any of the Sub-Sub-Adviser's  employees or representatives or any affiliate of or any person  acting on behalf of the  Sub-Sub-Adviser,  or (2) as a result of any  untrue  statement  or  alleged  untrue statement of a material fact relating to the  Sub-Sub-Adviser  or the investment  policies and  restrictions to be followed by the Sub-Sub-Adviser in managing the Portfolio contained in the Registration  Statement,  including any amendment thereof or any  supplement  thereto,  or the  omission or alleged  omission to state  therein such a material  fact  required to be stated  therein or  necessary to make the  statement  therein not  misleading,  if such a statement or omission was made in reliance  upon and in  conformity  with  written  information  furnished by the  Sub-Sub-Adviser  to the  Sub-Adviser,  the
Portfolio,  the Trust or any affiliated  person of the Sub-Adviser,  the Portfolio or the Trust or upon verbal  information confirmed by the  Sub-Adviser in writing,  or (3) to the extent of, and as a result of, the failure of the  Sub-Sub-Adviser to execute, or cause to be executed,  portfolio  investment  transactions  according to the best execution  requirements of the  ICA;  provided,  however,  that in no case is the  Sub-Sub-Adviser's  indemnity  in favor  of the  Sub-Adviser  or any
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affiliated  person or controlling  person of the  Sub-Adviser  deemed to protect such person against any liability to which any such  person  would  otherwise  be  subject  by reason of  willful  misconduct,  bad faith or gross  negligence  in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The  Sub-Adviser  agrees  to  indemnify  and hold  harmless  the  Sub-Sub-Adviser,  any  affiliated  person of the
Sub-Sub-Adviser and each controlling person of the Sub-Sub-Adviser,  if any, against any and all losses,  claims,  damages, liabilities  or  litigation  (including  reasonable  legal  and  other  expenses),  to which  the  Sub-Sub-Adviser  or such affiliated  person or  controlling  person of the  Sub-Sub-Adviser  may become  subject  under the 1933 Act,  the ICA,  the
Advisers  Act,  under  any other  statute,  law,  rule or  regulation,  at  common  law or  otherwise,  arising  out of the
Sub-Adviser's  responsibilities  as investment manager of the Portfolio (1) to the extent of and as a result of the willful misconduct,  bad faith, or gross negligence by the Sub-Adviser,  any of the Sub-Adviser's  employees or  representatives or any affiliate of or any person acting on behalf of the  Sub-Adviser,  or (2) as a result of any untrue statement or alleged untrue  statement of a material fact  contained in the  Registration  Statement,  including  any  amendment  thereof or any supplement  thereto,  or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the  statement  therein not  misleading,  if such a statement or omission was made other than in reliance upon and in  conformity  with  written  information  furnished  by the  Sub-Sub-Adviser,  or any  affiliated  person of the
Sub-Sub-Adviser,  relating  to the  Sub-Sub-Adviser  or the  investment  policies  and  restrictions  to be followed by the
Sub-Sub-Adviser in managing the Portfolio or other than upon any such verbal information  confirmed by the  Sub-Sub-Adviser in writing;  provided,  however,  that in no case is the  Sub-Adviser's  indemnity in favor of the  Sub-Sub-Adviser  or any
             --------   -------
affiliated  person or  controlling  person of the  Sub-Sub-Adviser  deemed to protect such person  against any liability to which any such person would  otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence  in the performance of its duties or by reason of its reckless  disregard of its obligations  and duties under this  Agreement.  It is agreed that the  Sub-Adviser's  indemnification  obligations  under this  Section 14 will  extend to expenses  and costs
(including  reasonable  attorneys  fees)  incurred  by the  Sub-Sub-Adviser  as a result of any  litigation  brought by the
Sub-Adviser  alleging the  Sub-Sub-Adviser's  failure to perform its  obligations  and duties in the manner  required under this Agreement unless judgment is rendered for the Sub-Adviser.
         Promptly after receipt by an indemnified  party under this Section 14 of notice of  commencement  of any action by any person  not a party to this  Agreement,  such  indemnified  party  will,  if a claim in  respect  thereof is to be made against the indemnifying  party under this Section 14, notify the indemnifying party of the commencement  thereof;  but the omission so to notify the  indemnifying  party will not relieve it from any liability  that it may have to any  indemnified party  otherwise  than under this  Section 14. In case any such action is brought  against any  indemnified  party,  and it notified the  indemnifying  party of the  commencement  thereof,  the  indemnifying  party will be entitled to  participate therein  and, to the extent that it may wish and unless the  indemnified  party  releases the  indemnifying  party from any further  obligations  under this  Section 14 in  connection  with that  action,  assume the defense  thereof,  with counsel satisfactory to such indemnified  party.  After notice from the  indemnifying  party of its intention to assume the defense of an  action,  the  indemnified  party  shall  bear  the  expenses  of any  additional  counsel  obtained  by it,  and the indemnifying  party  shall not be liable to such  indemnified  party  under this  section  for any legal or other  expenses subsequently  incurred by such  indemnified  party in connection with the defense  thereof other than  reasonable  costs of investigation.

15.      Conflict of Laws. The provisions of this Agreement shall be subject to all applicable  statutes,  laws,  rules and
         ----------------
regulations,  including,  without limitation,  the applicable  provisions of the ICA and rules and regulations  promulgated thereunder.  To the extent that any provision  contained  herein  conflicts  with any such  applicable  provision of law or regulation,  the latter shall control.  The terms and provisions of this  Agreement  shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions  of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this  Agreement  shall  continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated only by
         --------------------------
an instrument in writing signed by the party against which enforcement of the change,  waiver,  discharge or termination is sought.  This Agreement  (including  Exhibit A hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and  construed in accordance  with,
         --------------------
the laws of the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this Agreement
         ------------
is held to be illegal or made invalid by court  decision,  statute,  rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is September 17, 2001.

FOR THE SUB-ADVISER:                                          FOR THE SUB-SUB-ADVISER:

_____________________________________                         _____________________________________

Date:    ____________________________                         Date:    ____________________________

Attest:  ____________________________                         Attest:  ____________________________

                                                  American Skandia Trust
                                            AST Alger All-Cap Growth Portfolio
                                                Sub-Sub-advisory Agreement

                                                         EXHIBIT A
                                                         ---------

         An annual rate equal to the following percentages of the combined average daily net assets of the Portfolio and all domestic equity series of American Skandia Advisor Funds, Inc. that are managed by the Sub-Sub-Adviser: .20% of the portion of the combined average daily net assets not in excess of $500 million; plus .175% of the portion over $500 million but not in excess of $1 billion; plus .15% of the portion over $1 billion but not in excess of $1.5 billion; plus
 .125% of the portion in excess of $1.5 billion.